UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0239910
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

100 Bayview Circle, Suite 400

Newport Beach, California  92660

 (Address of Principal Executive Offices including Zip Code)

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries

(Full Title of the Plan)

Eli H. Glovinsky Executive Vice President, General Counsel and Secretary Alliance HealthCare Services, Inc. 100 Bayview Circle Suite 400 Newport Beach, California 92660 (949) 242-5300	Copy to: Copy to: Keith Benson, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111-2562 (415) 391-0600
(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated	3,000,000	$5.01	$15,030,000	$838.67
(1)

This registration statement shall also cover any additional shares of common stock which become issuable under the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the registrant.

(2)

The proposed maximum offering price per share as to shares authorized for issuance pursuant to future awards granted under the Plan has been estimated, solely for the purpose of calculating the registration fee, pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the reported high ($5.17) and low ($4.84) sale prices of the common stock, as reported on the New York Stock Exchange on July 31, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.01 per share, to be offered and sold under our 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (the “Plan”), and the contents of the following prior registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed November 14, 2001 (File No. 333-73316) and Registration Statement on Form S-8 filed November 27, 2007 (File No. 333-147654).  We are hereby registering 3,000,000 additional shares of our common stock, par value $0.01 per share, issuable under the Plan.  This increase was approved by our Board of Directors on December 9, 2008, subject to approval by our shareholders.  On May 27, 2009, our shareholders approved the increase in the number of shares reserved for issuance under the Plan.

Item 3. Incorporation of Documents by Reference.

This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed November 14, 2001 (File No. 333-73316);

•	Registration Statement on Form S-8 filed November 27, 2007 (File No. 333-147654);

•

Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 10, 2009, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2009 Annual Meeting of Stockholders;

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 5, 2009, and for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 5, 2009;

•	Current Reports on Form 8-K, filed on January 15, 2009 and February 17, 2009; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 14, 1991 and any amendments thereto filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 8.       Exhibits

Exhibit Number	Description

4.1

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (incorporated herein by reference to Exhibit 10.1 to Alliance HealthCare Services Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

5.1	Opinion of Eli H. Glovinsky.

23.1	Consent of Eli H. Glovinsky (included in Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included in the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 5, 2009.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Eli H. Glovinsky
Eli H. Glovinsky, Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eli H. Glovinsky and Paul S. Viviano, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Paul S. Viviano	Chairman of the Board of Directors and Chief	August 5, 2009
Paul S. Viviano	Executive Officer (Principal Executive Officer)

/s/ Howard K. Aihara	Executive Vice President and Chief Financial	August 5, 2009
Howard K. Aihara	Officer (Principal Financial Officer)

/s/ Nicholas A. Poan	Senior Vice President, Corporate Finance and	August 5, 2009
Nicholas A. Poan	Chief Accounting Officer (Principal Accounting Officer)

/s/ Neil F. Dimick	Director	August 5, 2009
Neil F. Dimick

/s/ Curtis S. Lane	Director	August 5, 2009
Curtis S. Lane

Director
Aaron A. Bendikson

/s/ Michael P. Harmon	Director	August 5, 2009
Michael P. Harmon

/s/ Edward L. Samek	Director	August 5, 2009
Edward L. Samek

/s/ Larry C. Buckelew	Director	August 5, 2009
Larry C. Buckelew

INDEX TO EXHIBITS

EXHIBIT
4.1

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (incorporated herein by reference to Exhibit 10.1 to Alliance HealthCare Services Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

5.1	Opinion of Eli H. Glovinsky.

23.1	Consent of Eli H. Glovinsky (included in Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included in the signature page hereto).